                                                                   EXHIBIT 3.3





                                     BYLAWS

                                       OF

                            KABIRA TECHNOLOGIES, INC.

                                     BYLAWS

                                       OF

                            KABIRA TECHNOLOGIES, INC.


                                    ARTICLE I

                                CORPORATE OFFICES

        1.1    REGISTERED OFFICE

        The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is The Corporation Trust Company.

        1.2    OTHER OFFICES

        The corporations board of directors (the "board of directors" or "board") may at any time establish other offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        2.1    PLACE OF MEETINGS

        Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

        2.2    ANNUAL MEETING

        The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the second Tuesday of May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

        2.3    SPECIAL MEETING

        A special meeting of the stockholders may be called at any time by the board of directors or by the Chief Executive Officer.

        2.4    NOTICE OF STOCKHOLDERS' MEETINGS

          All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

        2.5    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

        Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

        If any notice addressed to a stockholder at the address of that stockholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the stockholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the stockholder on written demand of the stockholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

        An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

        2.6    QUORUM

        The presence in person or by proxy of the holders of a majority of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        2.7    ADJOURNED MEETING; NOTICE

        Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section 2.6 of these bylaws.

        When any meeting of stockholders, either annual or special, is adjourned to another time or place, unless those bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than forty-five
(45) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

        2.8    VOTING

        The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

        Except as provided in the last paragraph of this Section 2.8, or as may be otherwise provided in the corporations's certificate of incorporation (the "certificate of incorporation"), each stockholder shall be entitled to one vote for each share of capital stock held by such stockholders.

        2.9    WAIVER OF NOTICE

        Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

        2.10   STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

        Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents shall be delivered to the corporation by delivery to it registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Effective upon the closing of a firm commitment underwritten initial public offering of any of the corporation's securities pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended, the stockholders of the corporation may not take action by written consent without a meeting but must take any such actions at a duly called annual or special meeting.

        2.11   RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

        In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

        If the board of directors does not so fix a record date:

               (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; and

               (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board has been taken, shall be the day on which the first written consent is of directors is necessary, expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

               (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

        2.12   PROXIES

        Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

        2.13   INSPECTORS OF ELECTION

        Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

        Such inspectors shall:

               (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

               (b) receive votes, ballots or consents;

               (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

               (d) count and tabulate all votes or consents;

               (e) determine when the polls shall close;

               (f) determine the result; and

               (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

        2.14   ADVANCE NOTICE OF STOCKHOLDER NOMINEES AND
               STOCKHOLDER BUSINESS

        To be properly brought before an annual meeting or special meeting, nominations for the election of director or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For such nominations or other business to be considered properly brought before the meeting by a stockholder, such stockholder must have given timely notice and in proper form of his intent to bring such business before such meeting. To be timely, such stockholder's notice must be delivered to or mailed and received by the secretary of the corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a stockholder's notice to the secretary shall set forth:

        (i) the name and address of the stockholder who intends to make the nominations, propose the business, and, as the case may be, the name and address of the person or persons to be nominated or the nature of the business to be proposed;

        (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or introduce the business specified in the notice;

        (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

        (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

        (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.

        The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.


                                   ARTICLE III

                                    DIRECTORS

        3.1 POWERS

        Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

        3.2    NUMBER OF DIRECTORS

        The authorized number of Directors of the corporation shall be one (1), so long as the corporation has only one stockholder, and thereafter shall not be less than four (4) nor more than seven (7) with the initial number of Directors authorized shall be four (4). The exact number of Directors may be fixed within the limits specified in this Section 3.2 by a Bylaw duly adopted by the stockholders or by resolution of the Board of Directors. The minimum or maximum number of Directors provided in this Section 3.2 may be changed or a definite number fixed without provision for an indefinite number, by a Bylaw duly adopted by the affirmative vote of a majority of the outstanding shares entitled to vote.

        No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        3.3    ELECTION AND TERM OF OFFICE OF DIRECTORS

        Except as provided in Section 3.4 of these bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.

        Elections of directors need not be by written ballot.

        3.4    RESIGNATION AND VACANCIES

        Any director may resign at any time upon written notice to the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

        Unless otherwise provided in the certificate of incorporation or these bylaws:

               (a)Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

               (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

        If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

        If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.

        3.5    PLACE OF MEETINGS; MEETINGS BY TELEPHONE

        Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

        Any meeting, regular or special, may be held by conference telephone or similar communications equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

        3.6    REGULAR MEETINGS

        Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

        3.7    SPECIAL MEETINGS; NOTICE

        At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        3.8    QUORUM

        At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

        3.9    WAIVER OF NOTICE

        Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

        3.10   ADJOURNMENT

        A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

        3.11   NOTICE OF ADJOURNMENT

        Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these bylaws, to the directors who were not present at the time of the adjournment.

        3.12   BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

        Unless otherwise required by the certificate of incorporation or these bylaws, any action required or permitted to be taken by the board of directors, or any committee thereof, may be taken without a meeting, provided that all members of the board of directors or such committee individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors or committee. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board of directors or committee.

        3.13   FEES AND COMPENSATION OF DIRECTORS

        Unless otherwise required by the certificate of incorporation or these bylaws, directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

        3.14   APPROVAL OF LOANS TO OFFICERS

        The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

        3.15   REMOVAL OF DIRECTORS

        Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

        No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.


                                   ARTICLE IV

                                   COMMITTEES

        4.1    COMMITTEES OF DIRECTORS

        The board of directors may, by resolution adopted by a majority of the whole board of directors, designate one (1) or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except no such committee shall have the power or authority to:

               (a) approve or adopt, or recommend any matter expressly required by Chapter 1 of the General Corporation Law of Delaware to be submitted to stockholders for approval; or

               (b) adopt, amend, or repeal any bylaw of the corporation.

        4.2    MEETINGS AND ACTION OF COMMITTEES; COMMITTEE MINUTES

        Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section
3.5 (place of meetings), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice),
Section 3.10 (adjournment), Section 3.11 (notice of adjournment), and Section
3.12 (action without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                    ARTICLE V

                                    OFFICERS

        5.1    OFFICERS

        The officers of the corporation shall be a president, a secretary, and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

        5.2    ELECTION OF OFFICERS

        The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment.

        5.3    SUBORDINATE OFFICERS

        The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.

        5.4    REMOVAL AND RESIGNATION OF OFFICERS

        Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

        Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        5.5    VACANCIES IN OFFICES

        A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

        5.6    CHAIRMAN OF THE BOARD

        The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in
Section 5.7 of these bylaws.

        5.7    PRESIDENT

        Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

        5.8    VICE PRESIDENTS

        In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.

        5.9    SECRETARY

        The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

        The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

        The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.

        5.10   CHIEF FINANCIAL OFFICER

        The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

        The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

        5.11   ASSISTANT SECRETARY

        The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

        5.12   ASSISTANT TREASURER

        The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.

        5.13   AUTHORITY AND DUTIES OF OFFICERS

        In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.


                                   ARTICLE VI

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS

        6.1    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        6.2    INDEMNIFICATION OF OTHERS

        The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (including attorneys' fees), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article VI, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        6.3    PAYMENT OF EXPENSES IN ADVANCE

        Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

        6.4    INDEMNITY NOT EXCLUSIVE

        The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

        6.5    INSURANCE INDEMNIFICATION

        The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VI.

                                   ARTICLE VII

                               RECORDS AND REPORTS

        7.1    MAINTENANCE AND INSPECTION OF SHARE REGISTER

        The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the board of directors, a record of its stockholders listing the names and addresses of all stockholders and the number and class of shares held by each stockholder.

        Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

        7.2    MAINTENANCE AND INSPECTION OF BYLAWS

        The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in California the original or a copy of these bylaws as amended to date, which bylaws shall be open to inspection by the stockholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in such state, then the secretary shall, upon the written request of any stockholder, furnish to that stockholder a copy of these bylaws as amended to date.

        7.3    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS

        The accounting books and records and the minutes of proceedings of the stockholders, of the board of directors, and of any committee or committees of the board of directors shall be kept at such place or places as are designated by the board of directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

        The minutes and accounting books and records shall be open to inspection upon the written demand of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Such rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

        7.4    INSPECTION BY DIRECTORS

        Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind as well as the physical properties of the corporation and each of its subsidiary corporations. Such inspection by a director may be made in person or by an agent or attorney. The right of inspection includes the right to copy and make extracts of documents.

        7.5    ANNUAL STATEMENT TO STOCKHOLDERS

        The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

        7.6    REPRESENTATION OF SHARES OF OTHER CORPORATIONS

        The chairman of the board, the president, any vice president, the chief financial officer, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.


                                  ARTICLE VIII

                                 GENERAL MATTERS

        8.1    CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

        From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

        8.2    CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED

        The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        8.3    STOCK CERTIFICATES; PARTLY PAID SHARES

        The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

        8.4    SPECIAL DESIGNATION ON CERTIFICATES

        If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

        8.5    LOST CERTIFICATES

        Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and canceled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the board may require; the board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

        8.6    CONSTRUCTION; DEFINITIONS

        Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

        8.7    DIVIDENDS

        The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock.

        The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

        8.8    FISCAL YEAR

        The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.

        8.9    SEAL

        The seal of the corporation shall be such as from time to time may be approved by the board of directors.

        8.10   TRANSFER OF STOCK

        Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.


                                   ARTICLE IX

                                   AMENDMENTS

        9.1    AMENDMENT BY STOCKHOLDERS

        The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

        9.2    AMENDMENT BY DIRECTORS

        Subject to the rights of the stockholders as provided in Section 9.1 of these bylaws, bylaws, other than a bylaw or an amendment of a bylaw changing the authorized number of directors (except to fix the authorized number of directors pursuant to a bylaw providing for a variable number of directors), may be adopted, amended or repealed by the board of directors.